UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2014

TEAM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08604	74-1765729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2014, Team, Inc. announced that Ted W. Owen, Team's Executive Vice President and Chief Financial Officer, has been promoted to President of the Company and elected to its Board of Directors. Mr. Owen, 62, who has served as the Company's Chief Financial Officer for more than 15 years, will continue to serve as Chief Financial Officer until his successor is in place.

Team's Chairman and Chief Executive Officer, Philip J. Hawk, also announced his intention, within the next several months, to transition his responsibilities as CEO to Mr. Owen. At that time, Mr. Hawk will become Team's Executive Chairman.

Item 7.01. Regulation FD Disclosure.

On July 9, 2014, Team, Inc. issued a press release announcing a plan to transition the CEO and CFO functions of the Company. The press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated July 9, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc. (Registrant)
July 9, 2014 (Date)	/s/ André C. Bouchard André C. Bouchard Senior Vice President, Administration, General Counsel & Secretary